November 2, 1995



     November 2, 1995
                                [FACE OF NOTE]


UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") (55 WATER STREET, NEW YORK, NEW
YORK) TO THE ISSUER HEREOF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTA-TIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(1)

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.(1)





REGISTERED  CUSIP No.  PRINCIPAL AMOUNT
No. FXR-


                        U S WEST CAPITAL FUNDING, INC.
                               MEDIUM_TERM NOTE
                                 (Fixed Rate)






ORIGINAL ISSUE DATE:         INTEREST RATE:  %    STATED MATURITY DATE:

INTEREST PAYMENT DATE(S)                      --  DEFAULT RATE:
[ ] May 15 and November 15
[ ] Other:

INITIAL REDEMPTION           INITIAL REDEMPTION   ANNUAL REDEMPTION
DATE:                        PERCENTAGE:          PERCENTAGE REDUCTION:

____________________
(1)  This paragraph applies to global Notes only.

OPTIONAL REPAYMENT
DATE(S):


[ ] CHECK IF AN ORIGINAL ISSUE
    DISCOUNT NOTE:
    Issue Price:  %
    Total Amount of OID:
    Initial Accrual Period:
    Yield to Maturity:






SPECIFIED CURRENCY:        OPTION TO ELECT PAYMENT
[ ] United States dollars  IN SPECIFIED CURRENCY (only
[ ] Other:                 applicable if Specified Currency is other
--                         than United States dollars):
--                                                           [ ] Yes
--                                                            [ ] No


EXCHANGE RATE AGENT:

AUTHORIZED DENOMINATION:

[ ] $1,000 and integral multiples
    thereof
[ ] Other:


DEFAULT RATE:  %


ADDENDUM ATTACHED:
[ ] Yes
[ ] No


OTHER PROVISIONS:

        U S WEST Capital Funding, Inc., a Colorado corporation (the "Company", which terms include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to

, or registered assigns, the principal sum of                    , on the
Stated Maturity Date specified above (or any Redemption Date or Optional Repayment Date, each as defined on the reverse hereof) (each such Stated Maturity Date, Redemption Date or Optional Repayment Date being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date) and to pay interest thereon, at the Interest Rate per annum specified above, until the prin-cipal hereof is paid or duly made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the Default Rate per annum, if any, specified above on any overdue principal, premium and/or interest. The Company will pay interest in arrears on each Interest Payment Date, if any, specified above (each, an "Interest Payment Date"), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date; provided, however, that if the Original Issue Date occurs between a Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date to the holder of this Note on the Record Date with respect to such second Interest Payment Date. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

        Interest on this Note will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for with respect to this Note) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period"). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day, as defined below) immediately preceding such Interest Payment Date (the "Record Date"); provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof and premium, if any, hereon shall be payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the holder on any Record Date, and shall be paid to the person in whose name this
Note is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Issuing and Paying Agent (as defined on the reverse hereof), notice whereof shall be given to the holder of this Note by the Issuing and Paying Agent not less than 10 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided for in the Indenture (as defined on the reverse hereof).

        Payment of principal, premium, if any, and interest in respect of this Note due on the Maturity Date will be made in immediately available funds upon presentation and surrender of this Note (and, with respect to any applicable repayment of this Note, a duly completed election form as contemplated on the reverse hereof) at the corporate trust office of the Issuing and Paying Agent maintained for that purpose in the Borough of Manhattan, The City of New York, currently located at 111 Wall Street, New York, New York 10043, or at such other paying agency as the Company may determine; provided, however, that if such payment is to be made in a Specified Currency other than United States dollars as set forth below, such payment will be made by wire transfer of immediately available funds to an account with a bank designated by the holder hereof at least 15 calendar days prior to the Maturity Date, provided that such bank has appropriate facilities therefor and that this Note (and, if applicable, a duly completed election form) is presented and surrendered at the aforementioned office of the Issuing and Paying Agent in time for the Issuing and Paying Agent to make such payment in such funds in accordance with its normal procedures. Payment of interest due on any Interest Payment Date other than the Maturity Date will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained at the aforementioned office of the Issuing and Paying Agent; provided, however, that a holder of U.S.$10,000,000 (or, if the Specified Currency specified above is other than United States dollars, the equivalent thereof in the Specified Currency) or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments on such Interest Payment Date by wire transfer of immediately available funds if appropriate wire transfer instruc-tions have been received in writing by the Issuing and Paying Agent not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Issuing and Paying Agent shall remain in effect until revoked by such holder.

      If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

        As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that if the Specified Currency is other than United States dollars and any payment is to be made in the Specified Currency in accordance with the provisions hereof, such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (or, in the case of the European Currency Unit ("ECU"), is not a day that appears as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or a day so designated by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), is not a day on which payments in ECU cannot be settled in the international interbank market). "Principal Financial Center" means the capital city of the country issuing the Specified Currency, except that with respect to United States dollars, Australian dollars, Deutsche marks, Dutch guilders, Italian lire, Swiss francs and ECUs, the "Principal Financial Center" shall be The City of New York, Sydney, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively.

       The Company is obligated to make payment of principal, premium, if any, and interest in respect of this Note in the Specified Currency (or, if the Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued the Specified Currency as at the time of such payment is legal tender for the payment of such debts). If the Specified Currency is other than United States dollars, any such amounts so payable by the Company will be converted by the Exchange Rate Agent specified above into United States dollars for payment to the holder of this Note; provided, however, that the holder of this Note may elect to receive such amounts in the Specified Currency pursuant to the provisions set forth below.

         If the Specified Currency is other than United States dollars and the holder of this Note shall not have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in the Specified Currency, any United States dollar amount to be received by the holder of this Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all holders of Notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the holder of this Note by deductions from such payments. If three such bid quotations are not available, payments on this Note will be made in the Specified Currency.

     If the Specified Currency is other than United States dollars, the holder of this Note may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in the Specified Currency by submitting a written request for such payment to the Issuing and Paying Agent at its corporate trust office in The City of New York on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. The holder of this Note may elect to receive all or a specified portion of all future payments in the Specified Currency in respect of such principal, premium, if any, and/or interest and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Issuing and Paying Agent, but written notice of any such revocation must be received by the Issuing and Paying Agent on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be.

         If the Specified Currency is other than United States dollars and the holder of this Note shall have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in the Specified Currency and if the Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the holder of this Note by making such payment in United States dollars on the basis of the Market Exchange Rate (as defined below) on the second Business Day prior to such payment date or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise specified on the face hereof. The "Market Exchange Rate" for the Specified Currency other than United States dollars or a composite currency means the noon dollar buying rate in The City of New York for cable transfers for such Specified Currency as certified for customs purposes by (or if not so certified, as otherwise determined by) the Federal Reserve Bank of New York. Any payment made under such circumstances in United States dollars will not constitute an Event of Default (as defined in the Indenture) with respect to this Note.

      If the Specified Currency is a composite currency and the holder of this Note shall have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this
Note in the Specified Currency and if such composite currency is unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the holder of this Note by making such payment in United States dollars. The amount of each payment in United States dollars shall be computed by the Exchange Rate Agent on the basis of the equivalent of the composite currency in United States dollars. The component currencies of the composite currency for this purpose (collectively, the "Component Currencies" and each, a "Component Currency") shall be the currency amounts that were components of the composite currency as of the last day on which the composite currency was used. The equivalent of the composite currency in United States dollars shall be calculated by aggregating the United States dollar equivalents of the Component Currencies. The United States dollar equivalent of each of the Component Currencies shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for each such Component Currency, or as otherwise specified on the face hereof.

     If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of the currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

     All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the holder of this Note.

      Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and, if so specified above, in the Addendum hereto, which further provisions shall have the same force and effect as if set forth on the face hereof.

       Notwithstanding any provisions to the contrary contained herein, if the face of this Note specifies that an Addendum is attached hereto or that "Other Provisions" apply, this Note shall be subject to the terms set forth in such Addendum or such "Other Provisions".

      Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature of one of its authorized officers, or on behalf of the Trustee by the manual signature of an authorized officer of the Trustee's authenticating agent, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

       IN WITNESS WHEREOF, U S WEST Capital Funding, Inc. has caused this Note to be executed, manually or by facsimile, and its corporate seal or a facsimile of its corporate seal to be imprinted hereon.

Dated:

     U S WEST Capital Funding, Inc.


     By:_______________________________
     James T. Anderson
     President

(SEAL)

     By:_______________________________
     Charles J. Burdick
     Vice President and Treasurer

                        CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated herein, issued under the Indenture described herein.

FIRST NATIONAL BANK OF SANTA FE

By CITIBANK, N.A., as Authenticating Agent



By:___________________________
     Authorized Officer

                        GUARANTEE OF U S WEST, INC.

     FOR VALUE RECEIVED, U S WEST, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Guarantor"), hereby unconditionally guarantees to the holder of the Note upon which this Guarantee is endorsed the due and punctual payment of the principal of, premium, if any, and interest on said Note, when and as the same shall become due and payable, whether at maturity, upon redemption or repayment, or otherwise, according to the terms thereof and of the Indenture referred to therein.

     The Guarantor agrees to determine, at least one business day prior to the date upon which a payment of principal of, premium, if any, or interest on said Note is due and payable, whether U S WEST Capital Funding, Inc., a Colorado corporation (the "Company"), has available the funds to make such payment as the same shall become due and payable. In case of the failure of the Company punctually to pay any such principal, premium, if any, or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon redemption or repayment, or otherwise, and as if such payment were made by the Company.

     The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrevocable, and absolute, irrespective of the validity, regularity, or enforceability of said Note or said Indenture, the absence of any action to enforce the same, any waiver or consent by the holder of said Note with respect to any provisions thereof, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to said Note or indebtedness evidenced thereby, and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in said Note and in this Guarantee.

         The Guarantor shall be subrogated to all rights of the holder of said Note against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not, without the consent of the holders of all of the Notes then outstanding, be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of and premium, if any, and interest on all Notes of the Company known as "Medium-Term Notes Due Nine Months or More from Date of Issue" shall have been paid in full or payment thereof shall have been provided for in accordance with said Indenture.

       Notwithstanding anything to the contrary contained herein, if following any payment of principal, premium, if any, or interest by the Company on the Notes to the holders of the Notes it is determined by a final decision of a court of competent jurisdiction that such payment shall be avoided by a trustee in bankruptcy (including any debtor-in-possession) as a preference under 11 U.S.C Section 547 and such payment is paid by such holder to such trustee in bankruptcy, then, and to the extent of such repayment, the obligations of the Guarantor hereunder shall remain in full force and effect.

        This Guarantee shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication of such Note shall have been signed by the Trustee or on its behalf by the Trustee's authenticating agent.

     This Guarantee shall be governed by the laws of the State of New York.

     IN WITNESS WHEREOF, U S WEST, Inc. has caused this Guarantee to be executed, manually or by facsimile, and its corporate seal or a facsimile of its corporate seal to be imprinted hereon.


     U S WEST, Inc.



     By:_________________________________
     James T. Anderson
     Acting Executive Vice President and
     Chief Financial Officer

     By:_________________________________
     Charles J. Burdick
     Vice President and Assistant Treasurer

(SEAL)

                              [REVERSE OF NOTE]

                        U S WEST CAPITAL FUNDING, INC.

                               MEDIUM_TERM NOTE
                                 (Fixed Rate)


     This Note is one of a duly authorized series of Debt Securities (the "Debt Securities") of the Company issued and to be issued under an Indenture, dated as of April 15, 1988, as amended by a First Supplemental Indenture dated as of November 1, 1995, and as further amended, modified or supplemented from time to time (the "Indenture"), among the Company, U S WEST, Inc., a Delaware corporation ("U S WEST"), and First National Bank of Santa Fe, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Debt Securities, and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. Citibank, N.A. ("Citibank"), pursuant to an agreement with U S WEST and the Company dated October 13, 1995, will act as paying agent ("Paying Agent") for the payment of principal, premium, if any, and interest on this Note as well as the registrar (the "Security Registrar").
 The Trustee has appointed Citibank as the authenticating agent (the "Authenticating Agent"), with respect to this Note. Citibank, as Paying Agent, Security Registrar and Authenticating Agent together with any successors in such capacities, is hereinafter referred to as the "Issuing and Paying Agent." This Note is one of the series of Debt Securities designated as "Medium-Term Notes Due Nine Months or More From Date of Issue" (the "Notes"). All terms used but not defined in this Note specified on the face hereof or in an Addendum hereto shall have the meanings assigned to such terms in the Indenture.

      This Note is issuable only in registered form without coupons in minimum denominations of U.S.$1,000 and integral multiples thereof or the minimum Authorized Denomination specified on the face hereof.

       This Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or repayable prior to the Stated Maturity Date.

       This Note will be subject to redemption at the option of the Company on any date on and after the Initial Redemption Date, if any, specified on the face hereof, in whole or from time to time in part in increments of U.S.$1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S.$1,000 or such minimum Authorized Denomination), at the Redemption Price (as defined below), together with unpaid interest accrued thereon to the date fixed for redemption (each, a "Redemption Date"), on notice given no more than 90 nor less than 30 calendar days prior to the Redemption Date and in accordance with the provisions of the Indenture. The "Redemption Price" shall initially be the Initial Redemp-tion Percentage specified on the face hereof (as adjusted by the Annual Redemption Percentage Reduction, if any, specified on the face hereof) multiplied by the unpaid principal amount of this Note to be redeemed. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof until the Redemp-tion Price is 100% of unpaid principal amount to be redeemed. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Note shall be issued in the name of the holder hereof upon the presentation and surrender hereof.

        This Note will be subject to repayment by the Company at the option of the holder hereof on the Optional Repayment Date(s), if any, specified on the face hereof, in whole or from time to time in part in increments of U.S.$1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S.$1,000 or such minimum Authorized Denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the relevant Optional Repayment Date. For this Note to be repaid, this Note must be received, together with the form hereon entitled "Option to Elect Repayment" duly completed, by the Issuing and Paying Agent at its corporate trust office not more than 60 nor less than 20 calendar days prior to the relevant Optional Repayment Date. Exercise of such repayment option by the holder hereof will be irrevocable. In the event of repayment of this Note in part only, a new Note of like tenor for the unrepaid portion hereof and otherwise having the same terms as this Note shall be issued in the name of the holder hereof upon the presentation and surrender hereof.

     If this Note is a Discount Note as specified on the face hereof, the amount payable to the holder of this Note in the event of redemption, repayment or acceleration of maturity will be equal to (i) the Amortized Face Amount (as defined below) as of the date of such event, plus (ii) with respect to any redemption of this Note, the Initial Redemption Percentage specified on the face hereof (as adjusted by the Annual Redemption Percentage Reduction, if any, specified on the face hereof) minus 100% multiplied by the Issue Price specified on the face hereof (the "Issue Price"), net of any portion of such Issue Price which has been paid prior to the date of redemption, or the portion of the Issue Price (or the net amount) proportionate to the portion of the unpaid principal amount to be redeemed, plus (iii) any accrued interest to the date of such event the payment of which would constitute qualified stated interest payments within the meaning of Treasury Regulation 1.1273-1(c) under the Internal Revenue Code of 1986, as amended (the "Code"). The "Amortized Face Amount" of this Note, if it is a Discount Note, means an amount equal to
(i) the Issue Price hereof plus (ii) the aggregate portions of the original issue discount (the excess of the amounts considered as part of the "stated redemption price at maturity" hereof within the meaning of Section 1273(a)(2) of the Code, whether denominated as principal or interest, over the Issue Price) which shall have accrued hereon pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of this Note to the date of determination, minus (iii) any amount considered as part of the "stated redemption price at maturity" hereof which has been paid from the date of issue to the date of determination.

       If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Notes or (ii) certain covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

       The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and U S WEST and the rights of the holders of the Debt Securities at any time by the Company, U S WEST and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of all Debt Securities at the time outstanding and affected thereby. The Indenture also contains provisions permitting the holders of not less than a majority of the aggregate principal amount of the outstanding Debt Securities of any series, on behalf of the holders of all such Debt Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the holders of not less than a majority of the aggregate principal amount of the outstanding Debt Securities of any series, in certain instances, to waive, on behalf of all of the holders of Debt Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange heretofore or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company or U S WEST, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this Note or the Guarantee, respectively, at the times, places and rate of formula, and in the coin or currency, herein prescribed.

       As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal hereof premium, if any, or interest hereon is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

       As provided in the Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the holder hereof surrendering the same.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

       Prior to due presentment of this Note for registration of transfer, the Company, the Issuing and Paying Agent and any agent of the Company or the Issuing and Paying Agent may treat the holder in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Company, the Issuing and Paying Agent nor any such agent shall be affected by notice to the contrary.

     The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.

                                _____________
                                ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:





TEN COM _ as tenants in common             UNIF GIFT MIN ACT _ ______ Custodian _____
 TEN ENT _ as tenants by the entireties                                         (Cust)
(Minor)
JT TEN  _ as joint tenants with right of   under Uniform Gifts to Minors
survivorship and not as tenants            Act_____________________
in common                                                                      (State)



     Additional abbreviations may also be used though not in the above list.

                      __________________________________
     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
     OTHER
IDENTIFYING NUMBER OF ASSIGNEE
/                                                  /
/_____________________________/______________________________________________
_____________________________________________________________________________
Please print or typewrite name and address including postal zip code of assignee)
______________________________________________________________________________
 the within Note and all rights thereunder hereby irrevocably constituting and appointing

 ____________________________________________________________________ Attorney
to transfer said Note on the books of the Trustee, with full power of substitution in the premises.

Dated:_____________________
_________________________________________________

     _____________________________________________
     Notice: The signature(s) on this assignment must correspond with the name(s) as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever.

                          OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued hereon to the relevant Optional Repayment Date, to the undersigned, at _____________
_____________________________________________________________________________
___________________
       (Please print or typewrite name and address of the undersigned)

      For this Note to be repaid, the Issuing and Paying Agent must receive at its corporate trust office, not more than 60 nor less than 20 calendar days prior to the Optional Repayment Date, this Note with this "Option to Elect Repayment" form duly completed.

        If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of U.S.$1,000 (or, if the Specified Currency specified on the face hereof is other than United States dollars, the minimum Authorized Denomination specified on the face hereof)) which the holder elects to have repaid and specify the denomination or denominations (which shall be an Authorized Denomination) of the Notes to be issued to the holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).






Principal Amount
to be Repaid:________        _______________________________________________
                             Notice:  The signature(s) on this
Date:______________________  Option to Elect Repayment must
                             correspond with the name(s) as
                             written upon the face of the
                             within Note in every particular,
                             without alteration or enlargement
                             or any change whatsoever.
